Exhibit 32.1

Certification

I, Oscar Feldenkreis, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Perry Ellis International, Inc. (the “Company”) for the quarter ended July 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 2, 2016

/S/ OSCAR FELDENKREIS
Name:	Oscar Feldenkreis
Title:	Chief Executive Officer and President
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.